INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Peapack-Gladstone Financial Corporation:

We consent to incorporation by reference in the Registration Statements No. 333-51187 and No. 333-53001 on Form S-8 of Peapack-Gladstone Financial Corporation of our report dated February 24, 1999 relating to the consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for the year ended December 31, 1998, which report is incorporated herein the December 31, 2000 Annual Report on Form 10-K of Peapack-Gladstone Financial Corporation.

Fontanella & Babitts, CPAs

Totowa, New Jersey
March 23, 2001


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